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EXHIBIT 10.47




                              TELCO SYSTEMS, INC.
                               63 NAHATAN STREET
                          NORWOOD, MASSACHUSETTS 02062




                                      February 2, 1995




Dr. William Smith
Boulder, Colorado

Dear Will:

      This letter will set forth the agreed terms of your employment by the
Company:

POSITION                President and Chief Operating Officer.

EFFECTIVE DATE          February 2, 1995

EMPLOYMENT
COMMENCEMENT DATE       March 6, 1995.

SALARY RATE             $230,000 per annum.

MIPS 60% of salary, with a guaranteed minimum of $50,000 for FY '95.

STOCK OPTIONS           100,000 shares, exercise price equal to market value at
                        date of issue, four-year vesting.

FRINGE BENEFITS         Standard benefits presently available to the current
                        president, including health, dental and life insurance.

CHANGE OF CONTROL       Separate contract providing for lump sum payment equal
                        to 1.5X annual salary plus latest bonus if change of control is followed by termination or demotion;
                        form of contract substantially the same as that of the current president with changes to reflect changes in the law since 1989.

RELOCATION              Standard relocation allowance and home sale/purchase
                        assistance (or special terms as agreed between you and
                        the Company).
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Dr. William Smith
February 2, 1995
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SEVERANCE         If you are not appointed CEO by 3/1/96 and voluntarily
                  terminate by 5/31/96, total severance payments equal to $345,000 payable in equal monthly installments over two years from termination date.

                  If you are not appointed CEO by 3/1/96 and have not tendered your resignation prior to 5/31/96, no contractual severance payment.

                  If you are appointed CEO by 3/1/96 or are terminated at any time for cause, no contractual severance payment.

                  If you terminate your employment voluntarily at any time (except during the three-month period referred to above), no contractual severance payment.

                  If you become employed during a severance payment period, you will receive a lump-sum payment equal to one-half of the Company's remaining severance obligations in full discharge of all such remaining obligations.

      We are all delighted that you have accepted this offer. If the above accurately describes your understanding of your employment terms, please sign and return the enclosed copy of this letter.

                                      Very truly yours,

                                      TELCO SYSTEMS, INC.



                                      By /S/ John A. Ruggiero
                                         -----------------------
                                         John A. Ruggiero, CEO

Accepted and agreed to:



/S/ William B. Smith
----------------------
William Smith